UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2008

KIMBALL HILL, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	333-133278 (Commission File Number)	36-2177380 (IRS Employer Identification No.)

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

(Address of principal executive offices, including zip code)

(847) 364-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 11, 2008, Kimball Hill, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to its Limited Duration Waiver and Amendment (as amended, the “Waiver Agreement and Amendment”), dated as of January 25, 2008, with respect to its Amended and Restated Credit Agreement, dated as of August 10, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

The Third Amendment extends the duration of the Waiver Agreement and Amendment from April 11, 2008 to May 9, 2008, unless earlier terminated pursuant to the terms of the Waiver Agreement and Amendment. The Third Amendment also (1) allows the Company to provide up to $2 million in cash deposits to home warranty insurance providers, enabling the Company to provide home warranty insurance in addition to its standard warranty programs to its homebuyers; (2) increases the Borrowing Base (as defined in the Credit Agreement) by an amount equal to cash on deposit in a designated account maintained by Company with the Administrative Agent (as defined in the Credit Agreement) plus up to $10 million of additional cash-on-hand to the extent on deposit with the Administrative Agent, a Lender (as defined in the Credit Agreement), or any other bank that is party to a blocked account agreement; (3) limits the aggregate value of land included in the Borrowing Base to $205 million; (4) permits the Company to make additional earnest money deposits, not to exceed the aggregate amount of $250,000, in connection with the purchase of land in designated communities in Texas; and (5) prohibits the Company from making payments or incurring any indebtedness in connection with existing land purchase obligations, other than certain land purchase obligations agreed to by the Lenders (the “Approved Takedowns”) and provided that the aggregate amount of the Approved Takedowns does not exceed $1.13 million (except that, in addition to the Approved Takedowns, the Company may make additional takedowns of up to $250,000 of pre-sold lots in Texas).

A copy of the Third Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for its quarter ended March 31, 2008.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued April 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: April 11, 2008	/s/ Edward J. Madell
	By:	Edward J. Madell
	Its:	Senior Vice President, Chief Financial Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release issued April 11, 2008.